Exhibit 10.1

AMENDMENT NO. 1

TO

THE DYNEGY INC. SEVERANCE PLAN

WHEREAS, Dynegy Inc. (the “Company”) maintains the Dynegy Inc. Severance Plan (the “Plan”);

WHEREAS, Section 11.5(a) of the Plan provides that the Compensation Committee of the Board of Directors of the Company may amend the Plan subject to certain limitations not applicable here; and

WHEREAS, on October 29, 2017, the Company entered into an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) with Vistra Energy Corp. (“Vistra”) whereby, upon the terms and subject to the conditions set forth therein, Dynegy will merge with and into Vistra (the “Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of immediately before but subject to the consummation of the Merger (this “Amendment”):

1.	Section 2.1 (“Definitions”) is amended to include a new Section 2(w) immediately following Section 2(v) to read in its entirety as follows (and as applicable each successive section of the Plan shall be renumbered and cross-references in the Plan shall be redesignated accordingly):

(w)    “Merger” shall mean the transactions contemplated by the Agreement and Plan of Merger, dated October 29, 2017 and as it may be amended from time to time, by and between the Company and Vistra Energy Corp., a Delaware corporation.

2.	Section 2.1(f) (“Change in Control”) is amended to add the following sentence at the end thereof:

Notwithstanding anything in this Plan to the contrary, the consummation of the Merger shall constitute a Change in Control.

3.	Section 2.1(ff) (“Pro-Rata Bonus Payment”) is amended to read in its entirety as follows:

(ff)    “Pro-Rata Bonus Payment” shall mean the value of (i) the bonus payment payable to a Participant under the Annual Bonus Plan for the fiscal year of the Company during which his termination occurs, determined (x) in respect of the fiscal year in which the consummation of the Merger occurs, based on the actual level of achievement of the applicable performance criteria as of the date of the consummation of the Merger, with such level determined by the Board of Directors of the Company (or a committee thereof) not later than immediately prior to the consummation of the Merger or (y) in respect of any other fiscal year, based on the actual performance of the Company, in each case of (x) and (y), without application of any modifiers for individual performance, multiplied by (ii) a fraction, the numerator of which is the number of days during the period beginning on the first day of such fiscal year and ending on the date of such termination, and the denominator of which is three hundred sixty-five (365).

4.	Section 4.1(b)(2) (“Bonus Following Severance”) is revised to read in its entirety as follows:

(2)    Bonus Following Severance. A Participant shall be eligible to receive a Pro-Rata Bonus Payment, which shall be paid, (x) in respect of the fiscal year in which the consummation of the Merger occurs, as soon as practicable and in any event within fourteen (14) days following the date on which the Release becomes irrevocable or (y) in respect of any other fiscal year, subject to Section 5.2 below, at the same time as bonus payments are paid under the terms of the Annual Bonus Plan. In addition, a Participant shall be eligible to receive any bonus payment payable to the Participant under the Annual Bonus Plan for the fiscal year of the Company immediately preceding the fiscal year in which the Participant’s Termination Date occurs which has not been paid as of the Participant’s Termination Date, determined (x) if such prior fiscal year is the year in which the consummation of the Merger occurred, based on the actual level of achievement of the applicable performance criteria as of the date of the consummation of the Merger without application of any modifiers for individual performance, with such level determined by the Board of Directors of the Company (or a committee thereof) not later than immediately prior to the consummation of the Merger, and (y) if such prior fiscal year is any other year, based on the actual performance of the Company.

5.	The second sentence of Section 5.2 (“Time and Form of Payment”) is revised to read in its entirety as follows:

The Pro-Rata Bonus Payment, if any, provided (x) pursuant to Section 4.1(a) will be paid to the Participant in one lump sum during the calendar year immediately following the calendar year in which the Participant’s Termination Date occurs, provided such payment shall be made not later than the date the bonus is paid to other participants in the Annual Bonus Plan or (y) pursuant to Section 4.1(b) will be paid as provided in Section 4.1(b)(2), in each case, provided that the Release has been properly executed and has become irrevocable as described in the prior sentence.

FURTHER RESOLVED, that this Amendment shall be of no force or effect in the event the Merger Agreement is terminated before consummation of the Merger, and the Plan is otherwise ratified and confirmed in all respects.